Exhibit 99

      Mercantile Bankshares Corporation Announces Quarterly Cash Dividend

    BALTIMORE, Sept. 14 /PRNewswire-FirstCall/ -- Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.35 per share on the common stock, payable September 30, 2004, to stockholders of record as of September 23, 2004.

    Mercantile Bankshares Corporation, with more than $14 billion in assets, is a regional multibank holding company with headquarters in Baltimore, Maryland. It is comprised of Mercantile-Safe Deposit and Trust Company, 12 community banks and a mortgage banking company. Our 13 banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania. Our largest bank, Mercantile-Safe Deposit and Trust Company, represents approximately one-third of total assets and operates 26 offices in Maryland and one commercial office in southern Pennsylvania. Additional information is available at http://www.mercantile.com.



SOURCE  Mercantile Bankshares Corporation
    -0-                             09/14/2004
    /CONTACT: David E. Borowy, Investor Relations of Mercantile Bankshares, +1-410-347-8361 or david.borowy@mercantile.net/
    /Web site:  http://www.mercantile.com /
    (MRBK)

CO:  Mercantile Bankshares Corporation
ST:  Maryland
IN:  FIN
SU:  DIV